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                                                                    EXHIBIT 11.1

                       HORIZON/CMS HEALTHCARE CORPORATION
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (IN THOUSANDS, EXCEPT PER SHARE EARNINGS)
                                  (UNAUDITED)

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
                                                                                        FOR THE ENDED SIX
                                                               FOR THE THREE MONTHS           MONTHS
                                                                ENDED NOVEMBER 30,         NOVEMBER 30,
                                                              ----------------------  ----------------------
                                                                 1996        1995        1996        1995
                                                              ----------  ----------  ----------  ----------
Common and Common Equivalents:
  Earnings (loss) before extraordinary item.................  $    7,392  $   19,543  $   15,453  $   (9,382)
  Extraordinary item, net of tax............................     (17,821)    (22,075)    (17,821)    (22,075)
                                                              ----------  ----------  ----------  ----------
  Net loss..................................................  $  (10,429) $   (2,532) $   (2,368) $  (31,457)
                                                              ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------
Applicable common shares:
  Weighted average outstanding shares during the period.....      52,005      51,150      51,991      50,974
  Weighted average shares issuable upon exercise of common
    stock equivalents outstanding (principally stock options
    and warrants using the treasury stock method)...........         148         664         141         722
                                                              ----------  ----------  ----------  ----------
Total.......................................................      52,153      51,814      52,132      51,696
                                                              ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------
Net earnings (loss) per share:
  Earnings (loss) before extraordinary item.................  $     0.14  $     0.38  $     0.29  $    (0.18)
  Extraordinary item, net of tax............................       (0.34)      (0.43)      (0.34)      (0.43)
                                                              ----------  ----------  ----------  ----------
  Net loss..................................................  $    (0.20) $    (0.05) $    (0.05) $    (0.61)
                                                              ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------
Assuming Full Dilution:
  Earnings (loss) before extraordinary item.................  $    7,392  $   19,543  $   15,453  $   (9,382)
  Extraordinary item, net of tax............................     (17,821)    (22,075)    (17,821)    (22,075)
                                                              ----------  ----------  ----------  ----------
  Net loss..................................................  $  (10,429) $   (2,532) $   (2,368) $  (31,457)
                                                              ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------
Applicable common shares:
  Weighted average outstanding shares during the period.....      52,005      51,150      51,991      50,974
  Weighted average shares issuable upon exercise of common
    stock equivalents outstanding (principally stock options
    and warrants using the treasury stock method and
    convertible debentures).................................         274         823         272         898
                                                              ----------  ----------  ----------  ----------
  Total.....................................................      52,279      51,973      52,263      51,872
                                                              ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------
Net earnings (loss) per share:
  Earnings (loss) before extraordinary item.................  $     0.14  $     0.38  $     0.29  $    (0.18)
  Extraordinary item, net of tax............................       (0.34)      (0.43)      (0.34)      (0.43)
                                                              ----------  ----------  ----------  ----------
  Net loss..................................................  $    (0.20) $    (0.05) $    (0.05) $    (0.61)
                                                              ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------
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